Filed Pursuant to Rule 424(b)(3)
Registration No. 333-180356

RREEF PROPERTY TRUST, INC.
SUPPLEMENT NO. 5 DATED JULY 1, 2013
TO THE PROSPECTUS DATED APRIL 12, 2013

Monthly Pricing Supplement
This document supplements, and should be read in conjunction with, our prospectus dated April 12, 2013, as supplemented by Supplement No. 1 dated May 6, 2013, Supplement No. 2 dated May 10, 2013, Supplement No. 3 dated May 31, 2013 and Supplement No. 4 dated June 3, 2013, relating to our offering of up to $2,500,000,000 in shares of our common stock. Terms not otherwise defined herein have the same meanings as set forth in our prospectus.
The following table sets forth the net asset value, or NAV, per share for the Class A and Class B shares of our common stock on each business day for the month of June 2013:

Date	NAV per Class A Share	NAV per Class B Share
June 3, 2013	$11.94	$11.94
June 4, 2013	$11.89	$11.89
June 5, 2013	$11.86	$11.86
June 6, 2013	$11.92	$11.92
June 7, 2013	$11.91	$11.91
June 10, 2013	$11.89	$11.89
June 11, 2013	$11.86	$11.86
June 12, 2013	$11.83	$11.83
June 13, 2013	$11.94	$11.94
June 14, 2013	$11.95	$11.95
June 17, 2013	$12.01	$12.01
June 18, 2013	$12.04	$12.04
June 19, 2013	$11.94	$11.94
June 20, 2013	$11.81	$11.81
June 21, 2013	$11.87	$11.87
June 24, 2013	$11.89	$11.89
June 25, 2013	$11.95	$11.95
June 26, 2013	$12.01	$12.01
June 27, 2013	$12.09	$12.09
June 28, 2013	$12.09	$12.09
Purchases and redemptions of shares of our common stock will be made in accordance with our policies as set forth in our prospectus. Our NAV per share is posted daily on our website at www.rreefpropertytrust.com and is made available on our toll-free, automated telephone line at (855) 285-0508.
Please refer to “Net Asset Value Calculation and Valuation Guidelines” in our prospectus for important information about how our NAV is determined. Our NAV per share, which is updated at the end of each business day, along with our prospectus, as supplemented, are available on our website.